EXHIBIT 10.1

SECOND AMENDMENT TO RELATIONSHIP AGREEMENT

This Second Amendment to Relationship Agreement (this “Amendment”) dated as of January 5, 2009 is by and between Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and Misys plc, a public limited company incorporated under the laws of England and Wales (“Misys”).

RECITALS

WHEREAS, Allscripts and Misys entered into that certain Relationship Agreement dated as of March 17, 2008 (as amended by the First Amendment to Relationship Agreement, dated as of August 14, 2008, the “Relationship Agreement”), providing for, among other things, the regulation of the relationship between them after the Merger (as defined in the Relationship Agreement); and

WHEREAS, Allscripts and Misys desire to amend the Relationship Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and of the mutual covenants and agreements set forth herein and in the Relationship Agreement, the parties intending to be legally bound hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Relationship Agreement.

2. Section 9.2(a) (Receiver Share Schemes). Clause (W) of the second sentence of Section 9.2(a) of the Relationship Agreement is hereby deleted in its entirety and replaced with the following:

“(W) 1.95% of the number of Fully-Diluted Shares outstanding at the close of business on the Closing Date plus”

3. Section 9.2(d) (Receiver Share Schemes). Section 9.2 of the Relationship Agreement is hereby amended by inserting the following as a new subsection (d) to Section 9.2:

“(d)(1) Quarterback agrees that, in connection with a proposal by Receiver to increase the number of shares available under the Receiver Share Schemes by up to 10,000,000 shares, it shall (a) cause any and all shares of Receiver Common Stock held by the Quarterback Group to be voted in favor of such proposal, whether at an annual or special meeting of Receiver stockholders or otherwise, and (b) take all other reasonable actions in furtherance thereof; provided however that Quarterback’s obligations under this sub-clause (d) are conditional upon the proposal falling within the scope of the resolution approved by the shareholders of Quarterback at the extraordinary general meeting held in London on December 9, 2008. (2) Quarterback shall not, and shall cause the Quarterback Group to not, Transfer or agree to Transfer, directly or indirectly, any shares of Receiver common stock to any Person or group (other than Receiver or another member of the Quarterback Group) if such Transfer would result in Quarterback holding less than 50.1% of Receiver common stock on a fully diluted basis, unless prior to such Transfer, the transferee agrees in a writing addressed to Receiver to assume and honor all of Quarterback’s obligations under this Section 9.2(d). (3) Receiver agrees that, upon receipt of a written request from Quarterback to do so, it shall as promptly as practicable put the proposal referred to in sub-clause (1) above to a vote of Receiver stockholders whether at an annual or special meeting of Receiver stockholders or otherwise”

4. Effect on the Relationship Agreement. (a) On and after the date hereof, each reference in the Relationship Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Relationship Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Relationship Agreement shall remain in full force and effect and the Relationship Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. Upon the execution and delivery hereof, the Relationship Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendment made hereby was originally set forth in the Relationship Agreement, and this Amendment and the Relationship Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Relationship Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to Relationship Agreement be executed by its duly authorized officer as of the day and year first above written.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Glen Tullman
Name:	Glen Tullman
Title:	Chief Executive Officer

MISYS PLC

By:	/s/ Mike Lawrie
Name:	Mike Lawrie
Title:	Chief Executive Officer